UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2010

HOMELAND SECURITY CAPITAL CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware	000-23279	52-2050585
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1050 North Glebe Road, Suite 550 Arlington, VA	22201
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 528-7073

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 23, 2010, Homeland Security Capital Corporation (the “Company”) entered into a Debt Maturity Extension Agreement (the “Agreement”) with YA Global Investments, L.P., as lender (the “Lender”), pursuant to which the maturity date of the following secured term notes: a Note dated March 13, 2008 in the principal amount of $6,310,000 (the “First Note”); a Note dated March 13, 2008 in the principal amount of $6,750,000; a Note dated March 13, 2008 in the principal amount of $878,923; a Note dated November 26, 2008 in the principal amount of $178,655; and a Note dated November 28, 2008 in the principal amount of $71,345 (collectively, with the First Note, the “Notes”) has been extended to July 15, 2011, in consideration of the Company’s payment of $500,000 towards accrued interest due under the First Note. A copy of the Agreement is attached as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	The following exhibit is furnished with this Report:

Exhibit No.	Description
10.1	Debt Maturity Extension Agreement dated September 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOMELAND SECURITY CAPTIAL
CORPORATION

By: /s/ c. Thomas McMillen
Name: C. Thomas McMillen
Title: Chief Executive Officer

Date: September 23, 2010